As filed with the Securities and Exchange Commission on June 3, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0433294
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

2000 Stock Incentive Plan

(Full Title of the Plan)

Joseph L. Mullen

Chief Executive Officer

Bottomline Technologies (de), Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

(Name and Address of Agent For Service)

(603) 436-0700

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock $.001 par value per share	1,021,329(2) shares	$13.62	(3)	$13,910,501	(3)	$1,637.27	(3)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of an additional 1,021,329 shares issuable under the 2000 Stock Incentive Plan pursuant to the terms of such plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the common stock as reported on The NASDAQ National Market on June 1, 2005.

Page 1 of 4 Pages.

Exhibit Index begins on page 4.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-50202, filed by the Registrant on November 17, 2000 relating to the Registrant’s 2000 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Portsmouth, State of New Hampshire, on the 3rd day of June, 2005.

BOTTOMLINE TECHNOLOGIES (de), INC.

By:	/s/ Joseph L. Mullen
Joseph L. Mullen
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Bottomline Technologies (de), Inc., hereby severally constitute Joseph L. Mullen, Robert A. Eberle and John A. Burgess, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Bottomline Technologies (de), Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Daniel M. McGurl Daniel M. McGurl	Chairman of the Board	June 3, 2005

/s/ Joseph L. Mullen Joseph L. Mullen	Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2005

/s/ Kevin M. Donovan Kevin M. Donovan	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 3, 2005

/s/ Joseph L. Barry, Jr. Joseph L. Barry, Jr.	Director	June 3, 2005

/s/ John W. Barter John W. Barter	Director	June 3, 2005

/s/ Robert A. Eberle Robert A. Eberle	Director	June 3, 2005

/s/ William O. Grabe William O. Grabe	Director	June 3, 2005

/s/ Dianne Gregg Dianne Gregg	Director	June 3, 2005

/s/ James L. Loomis James L. Loomis	Director	June 3, 2005

/s/ James W. Zilinski James W. Zilinski	Director	June 3, 2005

INDEX TO EXHIBITS

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the registrant

4.2(1)	Amended and Restated By-laws of the registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant

23.1	Consent of Ernst & Young LLP independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of attorney (included in the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant’s registration statement on Form S-1, as amended (File No. 333-67309), and incorporated herein by reference.